BESTWAY COACH EXPRESS INC.

Bus Lease 1888

Bestway Bus #1888. COPY

LEASE AGREEMENT (TRAC)

This Lease Agreement ("Lease") is entered into on the 21st day of February, 1998, by and between debis Financial Services, Inc. (dFSI), a Delaware corporation, with its principal place of business at 201 Merritt 7, Suite 700, Norwalk, CT 06856 ("Lessor") and Bestway Coach Express, Inc., a Maryland corporation, with its principal place of business at 2513 Lisa Drive, Waldorf, Maryland, 20601 ("Lessee").

1. **EQUIPMENT.** Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the vehicle(s) described in each Schedule A now or hereafter executed pursuant to this Lease ("Schedule"), together with any attachments or accessories now or hereafter incorporated in or attached to said vehicle(s) ("Vehicle(s)").

It is hereby agreed that additional Vehicle(s) may be leased hereunder, at the sole discretion of the Lessor, by the execution of additional Schedules by Lessor and Lessee. Each such Schedule, when so executed, shall constitute a separate Lease of the Vehicle(s) described therein. Except as specifically modified in any Schedule, all of the terms and conditions of this Lease shall govern the rights and obligations of Lessee and Lessor with respect to the Vehicle(s) described in the Schedule. Whenever reference is made herein to "Lease" it shall be deemed to include all Schedules executed hereunder.

2. **TERM.** This Lease shall commence on the delivery date stated on the applicable Schedule and shall continue until all rental payments as hereinafter described, and all of Lessee's other obligations hereunder, have been satisfied in full by Lessee.

3. **RENTAL.** Lessee agrees to pay Lessor monthly payments in an amount and for the term indicated in the Schedule, without reduction or set off for any reason, except as otherwise provided in this Lease. The first payment shall be due on the date stated in the Schedule.

4. **LATE CHARGE.** In the event Lessee fails to pay rental payments or any other sum required to be paid by Lessee, within ten (10) days of its due date, Lessor may, without declaring Lessee to be in default, charge Lessee an amount equal to five percent (5%) of such past due amounts or the maximum allowed by applicable state law.

5. **FEES AND TAXES.** Lessee agrees to pay when due all fees, sales and use taxes, duties, assessments, highway use taxes, or other taxes and charges, however designated, now or hereafter levied or based upon the purchase, rental, ownership, use, possession, leasing, operation, control, maintenance or sale of the Vehicle(s), whether or not paid or payable by Lessor (excluding Lessor's net income, franchise and business and occupation taxes), and shall supply Lessor with proof of payment upon written demand therefor by Lessor.

LESSEE EXPRESSLY UNDERSTANDS AND AGREES THAT IN THE EVENT THE PRESENT FEDERAL TAX LEGISLATION IS MODIFIED, ALTERED, REVOKED OR SUPPLEMENTED BY NEW FEDERAL TAX LEGISLATION DURING THE TERM OF THE LEASE, THE RESULT OF WHICH WOULD BE TO REDUCE OR DISALLOW ACCELERATED DEPRECIATION PRESENTLY AVAILABLE TO LESSOR, LESSEE'S MONTHLY LEASE PAYMENTS WILL BE INCREASED BY THE AMOUNTS NECESSARY TO COMPENSATE LESSOR FOR SUCH LOST TAX BENEFITS.

6. **INSURANCE.** With respect to the Vehicle(s), Lessee shall provide and maintain, at its own expense, public liability insurance for bodily injury or death and property damage insurance with an aggregate limit of not less than $5,000,000 per occurrence, or such other higher limit as may be required by law.

All insurance required herein shall protect Lessor and Lessee as their interests may appear. All insurance required to be provided by Lessee shall designate Lessor as named additional insured and loss payee and shall, by the terms of the policies or appropriate endorsements thereto: (a) be primary to, and in no respect excess or contributory to or contingent upon, any liability insurance provided by Lessor; (b) waive any right of subrogation against Lessor; (c) provide that all liability insurance shall first be applied against any claim against Lessor; (d) provide that all insurance proceeds are to be paid directly to Lessor in respect of any damage to the Vehicle(s); and (e) provide that coverage may not be changed, altered or canceled by the issuing insurance company without thirty (30) days prior written notice to Lessor.

All insurance required herein to be provided by Lessee shall be placed with an insurance company acceptable to and approved by Lessor. Lessor shall be provided with certificates of insurance (or other documents acceptable to Lessor) evidencing the insurance coverage required herein and establishing that such insurance is in effect with respect to the Vehicle(s).

With respect to any such insurance, Lessee hereby appoints Lessor, or Lessor's assignee, as Lessee's attorney in fact, with full power to: (a) determine at Lessor's discretion what is a reasonable sum for settlement and/or compromise of claim or suit; (b) institute suit in Lessee's name, or in Lessor's name, or both, and to add any costs or expenses relating to the suit or claim, including legal fees and expenses, to the balance of Lessee's obligations under the Lease; (c) sign in Lessee's name any settlement, draft or check.

Lessee agrees that any excess or umbrella liability insurance which it may have in addition to the minimum requirements set forth above shall also include the interest of Lessor, to the extent permitted by law.

7. **LESSOR'S RIGHT TO PAY.** If Lessee fails to insure the Vehicle(s) as required by Section 6 hereof or if Lessee fails to pay and discharge any or all fees, taxes, liens and other charges as required by Section 5 hereof, Lessor, without prejudice to any other rights hereunder, may (but shall not be obligated to) provide such insurance, or may pay and discharge such fees, taxes, liens or other charges, and Lessee agrees to repay said sums to Lessor upon demand. If Lessee fails to repay Lessor within ten (10) days of Lessor's demand for repayment, Lessor may assess a late charge on such amounts in accordance with Section 4 hereof. If such amounts, including late charges, remain unpaid for ten (10) additional days, then Lessee shall also be liable for interest thereon at the default rate of interest set forth in Section 14 of this Lease, or the maximum amount permitted by law.

8. **INDEMNIFICATION.** Lessee assumes liability for and agrees to defend, indemnify and hold Lessor harmless from any claim (including, without limitation, claims involving strict liability in tort or product liability), for liability, loss, cost, expense or damage of every nature (including, without limitation, fines, forfeitures, penalties, settlements, and attorney's fees) by or to any person and regardless of its basis, which directly or indirectly results from or pertains to the purchase, sale, leasing, manufacture, delivery, ownership, use, possession, operation, condition (including, without limitation, latent or other defects, whether or not discoverable, and patent, trademark and copyright infringement), removal, return or storage of the Vehicle(s), the breach by Lessee of any covenant or condition of this Lease, or the recovery of claims under insurance policies thereon. LESSEE'S INDEMNITIES AND LIABILITIES SHALL CONTINUE IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS LEASE FOR ANY REASON.

Upon request by Lessor, Lessee shall assume the defense of all demands, claims, actions, suits and all other proceedings against Lessor for which indemnity is provided herein and shall allow Lessor to participate in the defense thereof. Lessee shall be subrogated to all rights of Lessor for any matter for which Lessee has assumed obligation hereunder and may not settle such demand, claim or action without Lessor's prior consent. Lessor shall be subrogated to all rights of Lessee for any matter for which Lessor has assumed obligation hereunder and may settle such demand, claim or action without Lessee's prior consent.

9. **ASSIGNMENT.** All right, title and interest in and to this Lease, as well as to the Vehicle(s), may be assigned [illegible]

10. **OWNERSHIP/TITLE.** Ownership of and title to all Vehicle(s) shall be and remain in Lessor, notwithstanding possession and use thereof by Lessee. Lessee has not acquired, and will not acquire by its acceptance of this Lease, any proprietary rights or interest in the Vehicle(s). Lessee and Lessor intend for this agreement to be a lease. Lessee acknowledges that unless and until Lessor allows Lessee to purchase the Vehicle(s) pursuant to Section 15 below, Lessee's interest shall be that of lessee and not owner. Lessee shall perform and execute all things necessary to cause Lessor's ownership to be noted on the certificate(s) of title ("Title(s)"). Lessee agrees that at all times said Title(s) shall remain in the possession of Lessor and Lessee will deliver Title(s) to Lessor should Lessee come into possession of any Title(s), until such time as all amounts owing hereunder have been paid in full.

11. **USE, INSPECTION AND ALTERATIONS.** Lessee at its sole expense shall have the Vehicle(s) serviced in accordance with the manufacturer's approved maintenance schedules, ensure that maintenance records are available for review by Lessor at reasonable times and places and maintain the Vehicle(s) in good repair, appearance, functional order, and good lawful operating condition; shall not use or permit the use of the Vehicle(s) in any unintended, injurious or unlawful manner; shall not subject the Vehicle(s) to unusual, extreme or severe operating conditions; and shall not change or alter the Vehicle(s) without Lessor's prior written consent, except that Lessee shall make such alterations and improvements, at Lessee's expense, as may be required from time to time to meet the requirements of law or of any federal, state or local governmental authority having jurisdiction over the Vehicle(s). To ensure compliance with the foregoing, Lessor shall have the right, at any time, to enter Lessee's premises or elsewhere to inspect the Vehicle(s) or to observe its use. All improvements and alterations, other than improvements which can be readily removed without causing damage to the Vehicle(s) and without rendering the Vehicle(s) unable to comply with law, shall become part of the Vehicle(s) and shall be the property of Lessor.

12. **LOSS AND DAMAGE.** Lessee hereby assumes the risk of loss, including theft or destruction, and the risk of damage to the Vehicle(s), from any and every cause whatsoever, whether or not such loss is covered by insurance. Loss or damage to the Vehicle(s), or any part thereof, shall not relieve Lessee of any obligation under this Lease.

If the Vehicle(s) is damaged or destroyed in an accident or other occurrence or confiscated by any governmental authority or subjected to any tax lien or is stolen, abandoned or subjected to undue peril, Lessee will notify Lessor within ten (10) days of such occurrence or condition.

If the Vehicle(s) is damaged and is in a condition which Lessor believes may be reasonably repaired, Lessee shall repair the same to good working order. If the Vehicle(s) is in a condition which Lessor believes is beyond reasonable repair, or with respect to any other occurrence or condition set forth above, Lessor may terminate this Lease with respect to that Vehicle(s) immediately. If the L...

14. **DEFAULT.** Time is of the essence in this Lease, and Lessor may declare this Lease to be in default and terminated upon the occurrence of any of the following events: (a) Lessee's failure to pay when due the full amount of any payment required hereunder, including, without limitation, rent, taxes, liens, insurance, indemnification, repair or other charge; or (b) Lessee's failure to perform any of its other obligations, agreements or affirmations hereunder; or (c) the making of any false or misleading statement by Lessee prior to or in connection with this Lease; or (d) Lessee's death, dissolution, insolvency or other termination of existence; or (e) Lessee's becoming the subject of a petition in bankruptcy, either voluntarily or involuntarily, or making an assignment for the benefit of creditors, or being named or subjected to a suit for the appointment of a receiver; or (f) seizure of or levy upon the Vehicle(s) by reason of any legal or governmental process directed against Lessee; or (g) any bankruptcy, insolvency, termination, or default of any guarantor of Lessee; or (h) Lessor in good faith believes the prospect for performance or payment by Lessee is substantially impaired.

Upon Lessee's default, Lessee shall be liable for, and shall pay Lessor upon demand, the sum of the following as liquidated damages: (a) any Lease payments or other amounts due and owing as of the time of default; plus (b) the balance of the Lease payments Lessee would have paid had the Lease gone to full term, less a deduction for the time value of such payments computed in accordance with the Rule of 78's; plus (c) the Residual Value as set forth in the Schedule; plus (d) any and all commissions, fees or other amounts paid by Lessor's assignee as consideration for the assignment of this Lease (collectively, the "Default Liability").

In the event of Lessee's default, Lessee agrees to surrender the Vehicle(s) to Lessor at such location as Lessor may designate, and agrees that Lessor may take possession of the Vehicle(s) wherever the same may be found, whether on Lessee's premises or elsewhere, in accordance with applicable law. Lessee further agrees that any and all rights or interests Lessee may have in the Vehicle(s) shall be extinguished upon Lessee's default.

If Lessor obtains possession of the Vehicle(s) following Lessee's default, Lessor shall dispose of the Vehicle(s) by public or private sale in the wholesale or retail market, and such disposition may be with or without notice to Lessee. Following any such sale, Lessor shall deduct from the Default Liability the amount of any proceeds obtained upon disposition of the Vehicle(s), less any costs or expenses incurred by Lessor in connection with the repossession, storage, restoration and/or disposition of the Vehicle(s).

Lessor may assess, and Lessee will be liable for, interest on the total amounts Lessee may owe to Lessor from time to time by reason of Lessee's default at the rate of eighteen percent (18%) per annum, unless a lower rate is required by applicable law, in which case that rate shall apply, both before and after judgment. Lessee shall also be liable for any collection or legal costs or expenses incurred by Lessor, including reasonable attorney's fees and court costs.

Lessee understands and agrees that the remedies provided under this Lease in favor of Lessor upon default shall not be exclusive, but shall be cumulative and in addition to any other remedies available to Lessor, whether existing in law, equity or bankruptcy.

15. **PURCHASE OPTION.** It is understood and agreed that Lessee has no option to purchase the Vehicle(s) at any time; however, the Lessee may have the opportunity to purchase the Vehicle(s) upon the expiration of the Lease for an amount equal to the Residual Value set forth in the Schedule. In addition, Lessee must pay any official fees and taxes assessed in connection with the purchase, plus any other amounts due hereunder but not paid at the time of termination. Lessee expressly understands that Lessee shall have absolutely no equity or other ownership rights in the Vehicle(s) unless and until Lessee purchases the Vehicle(s) pursuant to this Section 15.

16. **END OF LEASE TERMINATION LIABILITY.** If Lessee does not purchase the Vehicle(s) at the end of the Lease term, Lessee shall, at Lessee's expense, assemble and return the Vehicle(s) leased hereunder unencumbered at Lessor's place of business, or at such other reasonable place as Lessor specifies, in the same condition, appearance and functional order as received, reasonable and ordinary wear and tear excepted.

Upon the return of the Vehicle(s) as herein provided, Lessor will sell the Vehicle(s) at a public or private sale with or without notice to Lessee. If the amount received from the sale (less interest on the Residual Value at the Bank of America Prime Rate plus 1.00%, floating, compounded monthly; sales tax payable; reasonable sales commissions; and restoration and storage costs, if any) exceeds the Residual Value of the Vehicle(s) as set forth in the Schedule, the amount of such surplus shall be paid to Lessee. If the amount received from the sale (less interest on the Residual Value at the Bank of America Prime Rate plus 1.00%, floating, compounded monthly; sales tax payable; reasonable sales commissions; and restoration and storage costs, if any) is less than the Residual Value of the Vehicle(s) as set forth in the Schedule, Lessee shall be liable for, and shall pay upon demand, the amount of such deficiency to Lessor. Lessee acknowledges that the potential benefit or liability contemplated by this Section 16 is not intended to create any equity interest in the Vehicle(s) for Lessee, but rather are designed as incentives for Lessee to properly maintain the Vehicle(s) as required by this Lease.

17. DISCLAIMER OF WARRANTIES. LESSOR IS NOT THE PRODUCER, MANUFACTURER OR DESIGNER OF THE EQUIPMENT, AND LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS LEASE OR THE EQUIPMENT INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE. LESSOR SPECIFICALLY DISCLAIMS ANY AND ALL LIABILITY FOR CONSEQUENTIAL DAMAGES.

Lessor agrees, however, to assign to Lessee all of the manufacturer's standard warranties applicable to the Vehicle(s), together with any rights and remedies afforded thereunder, to the extent that the said warranties, rights and remedies are assignable.

18. **ENTIRE AGREEMENT.** This Lease and the Schedules referred to herein constitute the entire agreement of the parties hereto. No waiver or modification of this Lease or any Schedule shall be effective unless in writing and signed by both parties. No waiver or indulgence by Lessor of the deviation by Lessee of any performance required herein shall be deemed a waiver of Lessor's right to subsequent or other full and timely performance.

19. **SUCCESSORS AND ASSIGNS.** This Lease shall be binding upon and inure to the benefit of any permitted successors and assigns of the respective parties hereto.

20. **COSTS AND ATTORNEY'S FEES.** If Lessor employs an agent or other party for purposes of collection or repossession, or refers this Lease to an attorney for purposes of collection, repossession or enforcement of Lessor's interests herein, Lessee agrees to reimburse Lessor upon Lessor's demand for all of Lessor's reasonable repossession costs, attorney's fees and expenses to the extent permitted by applicable state law.

21. **NOTICES.** All notices and payments shall be mailed to the respective parties at the addresses set forth above or such other address as a party may provide from time to time in writing.

22. **GOVERNING LAW; JURISDICTION.** This Lease shall be deemed to have been made in the state named in Lessor's address above, and shall be interpreted, and the rights and liabilities of the parties determined, by the laws and courts of that state, to the exclusion of the courts of any other state or country; provided, however, that Lessor shall have the right, but not the obligation, to litigate in any state or country in which Lessee, the Vehicle(s), or any of Lessee's or any guarantor's assets are located. Lessee waives any and all right to a jury trial regarding any dispute arising hereunder.

23. **SEVERABILITY.** If any of the provisions of this Lease are prohibited by or held invalid under applicable laws or regulations of any jurisdiction in which this Lease is sought to be enforced, then that provision shall be considered inapplicable and omitted but shall not invalidate the remaining provisions.

LESSEE:

SCHEDULE A

This Schedule and Certification of Delivery, Inspection and Acceptance ("Schedule A") is executed and delivered under and pursuant to the terms of the Lease Agreement, dated **January 21, 1998**, by and between **debis Financial Services, Inc. (dFSI)**, as Lessor and **Bestway Coach Express, Inc.**, as Lessee.

Equipment: One (1) 1998 Van Hool T 900/45'motor coach bearing VIN TE2TC76B5W2029471, including all accessories, additions and attachments thereto and substitutions and replacements therefore, including proceeds of sale and insurance proceeds.

Rent: Lessee hereby agrees and promises to pay Lessor **Eighty-Four (84) monthly payments in the amount of Five Thousand Seven Hundred and 79/100 ($5,700.79) in United States Dollars, plus all applicable taxes. Commencing January, 1999, payments due in the months of January and February shall be Zero and xx/100 ($0.00) in United States dollars, until lease maturity.** Said payments shall commence on the date that funds are advanced and continue on the same day of each month thereafter.

Residual Value: **Sixty-Nine Thousand and xx/100 ($69,000.00) in United States dollars.**

Base Equipment Location: **2513 Lisa Drive, Waldorf, MD 20601**

Delivery Date: Delivery date shall be as of the date of the executed Disbursement of Funds Approval.

Certificate of Delivery and Acceptance and Date of Placement in Service: Lessee hereby certifies to Lessor that on and as of the date described above as "Delivery Date", the vehicle described herein: (1) is tangible personal property and (2) has been delivered to and is in the possession of Lessee.

Lessee also represents, warrants and certifies that: (1) the vehicle was delivered to Lessee's location and (2) the vehicle was available for use and placed in service by Lessee on the above-described "Delivery Date".

Ratification and Affirmation of Representations, Warranties and Covenants: Lessee hereby agrees that its warranties and covenants made in the Lease Agreement are approved, ratified and affirmed in all aspects as of the date of this Schedule A and confirms that the representations made in the Lease Agreement are, as of the date of this Schedule A, true, accurate, and complete in all respects.

LESSEE: BESTWAY COACH EXPRESS, INC.

By: ______________________________
Wilson Shek Hong Cheng

Title President

LESSOR: dEBIS FINANCIAL SERVICES, INC.

By ______________________________
Cramer Owen

Title Manager of Operations

#1888

LEASE RENEWAL AMENDMENT (TRAC)
4083064-001

THIS LEASE RENEWAL AMENDMENT dated as of June 20, 2004 (**"Amendment"**) amends Schedule No. 001 (**"Schedule"**) to the Master Lease Agreement dated as of January 21, 1998 (**"Agreement"**), such Schedule and Agreement, as the same may have been heretofore amended or otherwise modified, are hereinafter collectively referred to as the (**"Lease"**) between General Electric Capital Corporation (**"Lessor"**) and Bestway Coach Express, Inc. (**"Lessee"**). Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

WITNESSETH

WHEREAS, the term of the Lease is scheduled to expire on January 1, 2005 (**"Primary Term Expiration Date"**); and

WHEREAS, Lessee desires to renew the Lease pursuant to the terms set forth herein; and

WHEREAS, Lessor is willing to consent to such renewal pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. **Renewal**. Commencing on June 20, 2004, the Primary Term Expiration Date shall be amended to be June 19, 2007, thereby increasing the remaining Lease Term to Thirty Six (36) months ("New Term") on and subject to the same terms and conditions as set forth in the Lease, except as otherwise expressly provided herein:

2. **Rent**.

   (a) Commencing on June 20, 2004 and on the same day of each month thereafter throughout the Renewed Term, Lessee shall pay to Lessor Four Thousand Three Hundred Thirteen and 41/100 Dollar ($4,313.41) (with a skip payment every January and February throughout the term of the lease) as periodic rent (**"Periodic Rent"**) plus all applicable sales, use and other taxes thereon.

   (b) During the Renewed Term, the Stipulated Loss Value and Termination Value for any Equipment shall be equal to its Capitalized Lessors Cost (as such cost amount is specified in the Lease) multiplied by the appropriate percentage set forth in Exhibit A hereto.

   (c) Lessee hereby represents and warrants that all of the representations and warranties included in the Lease are true and correct as of the date first above written.

3. **Terminal Rental Adjustment**. The following provisions shall apply at the end of the Renewal Term:

   a. Definitions of Certain Terms.

      i. **"Estimated Residual Value"** means 4.142% of the Capitalized Lessor's Cost of the Equipment as set forth on the Schedule.

      ii. **"Schedule Expiration"** means the last day of the scheduled term of the Lease as to the Equipment described in the Schedule.

b. Determination of Realized Value. The Realized Value for each unit of Equipment on the Schedule shall be determined as follows:

   i. If Lessee elects to exercise its option to purchase the Equipment, the Realized Value of each unit shall be its Fair Market Value.

   ii. If Lessee has not exercised its option to purchase the Equipment, Lessee shall, and Lessor may, solicit cash bids for such unit(s) on an AS IS, WHERE IS basis, provided Lessee may not bid, directly or indirectly. Such unit(s) shall be sold by Lessor to the highest bidder. In the event that a unit is not sold within thirty (30) days following Schedule Expiration, then Lessee and Lessor agree, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sales price of such unit would be, that the Realized Value of such unit shall, for purposes of computing Lessee's liability as provided in paragraph (c) below, be deemed to equal zero. Upon the sale of the unit at any time after the expiration of such 30-day period, Lessor will apply the Realized Value to (i) any obligations of Lessee to Lessor not previously paid, (ii) refund to Lessee, without interest, any amount which Lessee may have previously paid to Lessor with respect to such unit as required under paragraph (c), and (iii) pay to Lessee the amount determined in accordance with paragraph (d) below.

c. Lessee Liability. If the Realized Value of the Equipment is less than the Estimated Residual Value thereof, Lessor shall notify Lessee in writing and Lessee shall, within ten (10) days of its receipt of Lessor's written notice, pay to Lessor, as an adjustment to the rental payable under the Lease, an amount equal to the difference between the Realized Value and the Estimated Residual Value.

d. Lessor Liability. If the Realized Value of the Equipment exceeds the Estimated Residual Value thereof, and provided that Lessee is not then in default under the Lease, Lessor shall pay to Lessee, as an adjustment to the rental payable under the Lease, an amount equal to 100% of such excess, but only to the extent Lessor actually receives the Realized Value in cash.

4. **No Implied Changes**. Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

LESSOR:	LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION	BESTWAY COACH EXPRESS INC.
By:________________	By: [signature]
Title: Collateral Specialist	Title: President

Bestway Coach 4083064, 3540873 & 3540874/Jcr

EXHIBIT A
TO
LEASE RENEWAL AMENDMENT
DATED AS OF June 20 2004

STIPULATED LOSS VALUE TABLES

RENTAL PAYMENT NUMBER	S/L/V PERCENTAGE *
1	40.2823
2	39.2396
3	38.1912
4	37.1381
5	36.0803
6	35.0167
7	33.9484
8	34.1316
9	34.3151
10	33.2428
11	32.1656
12	31.0836
13	29.9969
14	28.9054
15	27.8080
16	26.7059
17	25.5988
18	24.4860
19	23.3683
20	23.5020
21	23.6360
22	22.5136
23	21.3868
24	20.2548
25	19.1179
26	17.9761
27	16.8283
28	15.6755
29	14.5177
30	13.3540
31	12.1852
32	12.2678
33	12.3504
34	11.1768
35	8.4560
36	4.1420

4083064-001

INITIALED: AC INITIALED: AC

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to its Capitalized Lessor's Cost (as such cost amount is specified in the Lease) multiplied by the appropriate percentage derived from the above tables.

LEASE RENEWAL AMENDMENT (TRAC)
4083064-001

THIS LEASE RENEWAL AMENDMENT dated as of June 20, 2004 (**"Amendment"**) amends Schedule No. 001 (**"Schedule"**) to the Master Lease Agreement dated as of January 21, 1998 (**"Agreement"**), such Schedule and Agreement, as the same may have been heretofore amended or otherwise modified, are hereinafter collectively referred to as the (**"Lease"**) between General Electric Capital Corporation (**"Lessor"**) and Bestway Coach Express, Inc. (**"Lessee"**). Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

WITNESSETH

WHEREAS, the term of the Lease is scheduled to expire on January 1, 2005 (**"Primary Term Expiration Date"**); and

WHEREAS, Lessee desires to renew the Lease pursuant to the terms set forth herein; and

WHEREAS, Lessor is willing to consent to such renewal pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. **Renewal**. Commencing on June 20, 2004, the Primary Term Expiration Date shall be amended to be June 19, 2007, thereby increasing the remaining Lease Term to Thirty Six (36) months ("New Term") on and subject to the same terms and conditions as set forth in the Lease, except as otherwise expressly provided herein:

2. **Rent**.

   (a) Commencing on June 20, 2004 and on the same day of each month thereafter throughout the Renewed Term, Lessee shall pay to Lessor Four Thousand Three Hundred Thirteen and 41/100 Dollar ($4,313.41) (with a skip payment every January and February throughout the term of the lease) as periodic rent (**"Periodic Rent"**) plus all applicable sales, use and other taxes thereon.

   (b) During the Renewed Term, the Stipulated Loss Value and Termination Value for any Equipment shall be equal to its Capitalized Lessors Cost (as such cost amount is specified in the Lease) multiplied by the appropriate percentage set forth in Exhibit A hereto.

   (c) Lessee hereby represents and warrants that all of the representations and warranties included in the Lease are true and correct as of the date first above written.

3. **Terminal Rental Adjustment**. The following provisions shall apply at the end of the Renewal Term:

   a. Definitions of Certain Terms.

      i. **"Estimated Residual Value"** means 4.142% of the Capitalized Lessor's Cost of the Equipment as set forth on the Schedule.

      ii. **"Schedule Expiration"** means the last day of the scheduled term of the Lease as to the Equipment described in the Schedule.

b. Determination of Realized Value. The Realized Value for each unit of Equipment on the Schedule shall be determined as follows:

i. If Lessee elects to exercise its option to purchase the Equipment, the Realized Value of each unit shall be its Fair Market Value.

ii. If Lessee has not exercised its option to purchase the Equipment, Lessee shall, and Lessor may, solicit cash bids for such unit(s) on an AS IS, WHERE IS basis, provided Lessee may not bid, directly or indirectly. Such unit(s) shall be sold by Lessor to the highest bidder. In the event that a unit is not sold within thirty (30) days following Schedule Expiration, then Lessee and Lessor agree, in view of the uncertainties of market conditions and the parties' inability to predict what the actual sales price of such unit would be, that the Realized Value of such unit shall, for purposes of computing Lessee's liability as provided in paragraph (c) below, be deemed to equal zero. Upon the sale of the unit at any time after the expiration of such 30-day period, Lessor will apply the Realized Value to (i) any obligations of Lessee to Lessor not previously paid, (ii) refund to Lessee, without interest, any amount which Lessee may have previously paid to Lessor with respect to such unit as required under paragraph (c), and (iii) pay to Lessee the amount determined in accordance with paragraph (d) below.

c. Lessee Liability. If the Realized Value of the Equipment is less than the Estimated Residual Value thereof, Lessor shall notify Lessee in writing and Lessee shall, within ten (10) days of its receipt of Lessor's written notice, pay to Lessor, as an adjustment to the rental payable under the Lease, an amount equal to the difference between the Realized Value and the Estimated Residual Value.

d. Lessor Liability. If the Realized Value of the Equipment exceeds the Estimated Residual Value thereof, and provided that Lessee is not then in default under the Lease, Lessor shall pay to Lessee, as an adjustment to the rental payable under the Lease, an amount equal to 100% of such excess, but only to the extent Lessor actually receives the Realized Value in cash.

4. **No Implied Changes**. Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

LESSOR:	LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION	BESTWAY COACH EXPRESS INC.
By:______________________	By: [signature]
Title: Collateral Specialist	Title: President

Bestway Coach 4083064, 3540873 & 3540874/Jcr

EXHIBIT A
TO
LEASE RENEWAL AMENDMENT
DATED AS OF June 20 2004

STIPULATED LOSS VALUE TABLES

RENTAL PAYMENT NUMBER	S/L/V PERCENTAGE *
1	40.2823
2	39.2396
3	38.1912
4	37.1381
5	36.0803
6	35.0167
7	33.9484
8	34.1316
9	34.3151
10	33.2428
11	32.1656
12	31.0836
13	29.9969
14	28.9054
15	27.8080
16	26.7059
17	25.5988
18	24.4860
19	23.3683
20	23.5020
21	23.6360
22	22.5138
23	21.3868
24	20.2548
25	19.1179
26	17.9761
27	16.8283
28	15.6755
29	14.5177
30	13.3540
31	12.1852
32	12.2678
33	12.3504
34	11.1768
35	8.4560
36	4.1420

4083064-001

INITIALED: [initials] INITIALED: [initials]

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to its Capitalized Lessor's Cost (as such cost amount is specified in the Lease) multiplied by the appropriate percentage derived from the above tables.